Exhibit 99.1

Exponent Reports First Quarter 2009 Results

MENLO PARK, Calif., April 22, 2009 - Exponent, Inc. (Nasdaq: EXPO) today reported financial results for the first quarter ended April 3, 2009.

For the first quarter of 2009, total revenues increased 6% to $59,796,000, as compared to $56,260,000 in the first quarter of 2008. Revenues before reimbursements were $54,931,000 as compared to $52,022,000 in the first quarter of 2008. Net income was $5,758,000, or $0.38 per diluted share, as compared to $6,347,000, or $0.40 per diluted share, in the prior year. EBITDA1 was $10,412,000, as compared to $10,971,000, in the first quarter of 2008.

In the first quarter of 2009, Exponent repurchased $5.5 million of its common stock and replenished its stock repurchase program to $35 million. The Company closed the first quarter with $44.7 million in cash, cash equivalents and short-term investments.

“We are pleased with our operational execution and revenue growth, particularly considering the overall economic environment,” commented Michael R. Gaulke, Chairman and CEO of Exponent, Inc. “We effectively managed our cost structure as well as maintained strong utilization. We also showed good performance in our electrical, technology development, and human factors practices, in addition to our health and environmental science groups.”

Paul R. Johnston, President and COO, said, “For 2009, we continue to expect our underlying business to grow revenue before reimbursements in the mid- to high-single digits which is slightly lower than our historical expectations due to the uncertain macro-economic environment. In addition, our growth will be reduced by approximately 3% to 4% because in 2008 we had high product sales in technology development, a favorable foreign currency exchange rate environment, and an extra week in our fiscal year. We will continue to selectively hire key employees to drive future growth while also managing costs and focusing on operating efficiency. We remain confident in the long-term prospects for our business as we build upon our unique market position and pursue our strategic growth initiatives.”

Today’s Conference Call Information

Exponent will discuss its financial results in more detail on a conference call today, April 22, 2009, starting at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. The audio on the conference call is available by dialing 800-366-8058. A live webcast of the call will be available on the Investor Relations section of the Company’s web site at www.exponent.com/investors. For those unable to listen to the live webcast, a replay of the call will also be available on the Exponent web site, or by dialing 800-405-2236 and entering reservation 11130291#.

About Exponent

Exponent is an engineering and scientific consulting firm providing solutions to complex problems. Exponent’s multidisciplinary organization of scientists, physicians, engineers, and business consultants brings together more than 90 technical disciplines to address complicated issues facing industry and government today. The firm has been best known for analyzing accidents and failures to determine their causes, but in recent years it has become more active in assisting clients with human health, environmental and engineering issues associated with new products to help prevent problems in the future.

Exponent may be reached at (888) 656-EXPO, info@exponent.com, or www.exponent.com.

This news release contains, and incorporates by reference, certain “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995, and the rules promulgated pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended thereto under) that are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Such forward-looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. When used in this document and in the documents incorporated herein by reference, the words “anticipate,” “believe,” “estimate,” “expect” and similar expressions, as they relate to the Company or its management, identify such forward-looking statements. Such statements reflect the current views of the Company or its management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company’s actual results, performance, or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Factors that could cause or contribute to such material differences include the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions, the timing of engagements for our services, the effects of competitive services and pricing, the absence of backlog related to our business, our ability to attract and retain key employees, the effect of tort reform and government regulation on our business, and liabilities resulting from claims made against us. Additional risks and uncertainties are discussed in our Annual Report on Form 10-K under the heading “Risk Factors” and elsewhere in the report. The inclusion of such forward-looking information should not be regarded as a representation by the Company or any other person that the future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to release publicly any updates or revisions to any such forward-looking statements.

(1)	EBITDA is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation and amortization. EBITDAS is a non-GAAP financial measure defined by the Company as EBITDA before stock-based compensation. The Company regards EBITDA and EBITDAS as useful measures of operating performance and cash flow to complement operating income, net income and other GAAP financial performance measures. Additionally, management believes that EBITDA and EBITDAS provide meaningful comparisons of past, present and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. These measures, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of the measures to GAAP is set forth below.

EXPONENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Quarters Ended April 3, 2009 and March 28, 2008

(in thousands, except per share data)

	Quarter Ended
	April 3, 2009	March 28, 2008
Revenues
Revenues before reimbursements	$54,931	$52,022
Reimbursements	4,865	4,238

Revenues	59,796	56,260

Operating expenses
Compensation and related expenses	37,846	33,510
Other operating expenses	5,277	5,428
Reimbursable expenses	4,865	4,238
General and administrative expenses	2,632	2,989

	50,620	46,165

Operating income	9,176	10,095
Other income
Interest income, net	234	502
Miscellaneous income, net	158	(65)

	392	437

Income before income taxes	9,568	10,532
Income taxes	3,810	4,185

Net income	$5,758	$6,347

Net income per share:
Basic	$0.41	$0.43
Diluted	$0.38	$0.40
Shares used in per share computations:
Basic	14,092	14,847
Diluted	14,975	15,991

EXPONENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

April 3, 2009 and January 2, 2009

(in thousands)

	April 3, 2009	January 2, 2009
Assets
Current assets:
Cash and cash equivalents	$22,400	$32,598
Short-term investments	22,287	24,772
Accounts receivable, net	68,760	62,208
Prepaid expenses and other assets	5,879	6,275
Deferred income taxes	4,819	4,455

Total current assets	124,145	130,308
Property, equipment and leasehold improvements, net	30,714	31,371
Goodwill	8,607	8,607
Other assets	15,261	12,804

	$178,727	$183,090

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$6,352	$6,536
Accrued payroll and employee benefits	22,170	35,528
Deferred revenues	7,990	6,171

Total current liabilities	36,512	48,235
Other liabilities	7,003	4,968
Deferred rent	1,615	1,793

Total liabilities	45,130	54,996

Stockholders’ equity:
Common stock	16	16
Additional paid-in capital	79,476	72,734
Accumulated other comprehensive loss	(465)	(345)
Retained earnings	128,830	127,127
Treasury stock, at cost	(74,260)	(71,438)

Total stockholders’ equity	133,597	128,094

	$178,727	$183,090

EXPONENT, INC.

EBITDA and EBITDAS (1)

For the Quarters Ended April 3, 2009 and March 28, 2008

(in thousands)

	Quarter Ended
	April 3, 2009	March 28, 2008
Net Income	$5,758	$6,347
Add back (subtract):
Income taxes	3,810	4,185
Interest income, net	(234)	(502)
Depreciation and amortization	1,078	941

EBITDA (1)	10,412	10,971

Stock-based compensation	3,095	2,867

EBITDAS (1)	$13,507	$13,838

(1)	EBITDA is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation and amortization. EBITDAS is a non-GAAP financial measure defined by the Company as EBITDA before stock-based compensation. The Company regards EBITDA and EBITDAS as useful measures of operating performance and cash flow to compliment operating income, net income and other GAAP financial performance measures. Additionally, management believes that EBITDA and EBITDAS provide meaningful comparisons of past, present and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. These measures, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.